UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  January 5, 2009

GEN2MEDIA CORPORATION
 (Exact name of registrant as specified in charter)

Nevada	333-147932	26-1358844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  7658 Municipal Drive, Orlando, Florida     32819
       (Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code: (321) 293-3360

2295 S. Hiawassee Rd., Suite 414, Orlando, Florida 32835
       (Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, Gen2Media Corp. (the “Company”) entered into an Amendment to Employment Agreement (the “Agreement”) with James Byrd (“Byrd”), the Company’s Chief Executive Officer. Pursuant to the terms of the Agreement, Byrd’s annual base salary was reduced from $350,000 to $200,000 per year, effective January 1, 2009.  As consideration for this reduction in salary, the exercise price of the 4,000,000 vested options held by Byrd was reduced from $0.10 to $0.05.  In addition, all salary deferred and accrued by Byrd was credited against the exercise price of the options, resulting in the issuance of 970,962 shares of common stock to Byrd upon the exercise of such options.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Employment Agreement, entered into between Gen2Media Corp. and James Byrd, Jr., dated as of January 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen2Media Corporation

Dated: January 9, 2009	By:	/s/ Thomas Moreland
Name: Thomas Moreland
Title: Chief Financial Officer